Exhibit 107

Calculation of Filing Fee Tables

Form 424B2

(Form Type)

Blackstone Secured Lending Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Shares of beneficial interest, par value $0.001 per share	Rule 457(o)			$400,000,000.00	0.00014760	$59,040.00

Carry Forward Securities

	Total Offering Amounts					$400,000,000.00		$59,040.00

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$59,040.00

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”)